Exhibit 10.11

SS Management Aggregator, LLC

AMENDMENT TO INCENTIVE EQUITY AGREEMENT

THIS AMENDMENT TO INCENTIVE EQUITY AGREEMENT (this “Amendment”) is made and entered into as of October __, 2021, by and among SS Management Aggregator, LLC, a Delaware limited liability (“Aggregator”), Solo Stove Holdings, LLC, a Delaware limited liability company (“Holdings”), Solo DTC Brands, LLC f/k/a Frontline Advance LLC d/b/a Solo Stove, a Texas limited liability company (“Solo”), and _______ (“Holder”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Original Agreement (as defined below).

WHEREAS, Aggregator, Holdings, Solo and Holder entered into that certain Incentive Equity Agreement on [date] (the “Original Agreement”);

WHEREAS, a newly formed corporate parent of Holdings, Solo Brands, Inc. intends to launch an initial public offering of its common stock (the “IPO”);

WHEREAS, the IPO will be a Liquidity Event;

WHEREAS, in connection with, and subject to the completion of, the IPO, the Aggregator, Holdings and Solo desire to amend the terms of the Original Agreement as set forth herein;

NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Section 2 of the Original Agreement is hereby renamed: Vesting of Incentive Units; Treatment on Liquidity Event

2.	Section 2(a)(ii) of the Original Agreement is hereby deleted and replaced with the following:

(ii) If (and only if), as of the date of the Liquidity Event, Holder is then, and from the date of this Agreement continuously has been, employed by any of the Companies, then Unvested Incentive Units that are Performance Vesting Units shall vest as and to the extent specified below in connection with the Liquidity Event if, as of and through such Liquidity Event, the Investor Return equals or exceeds the amount set forth below, in each case, after taking into account dilution from all other “Incentive Units” and other incentive equity awards that may become vested in connection with such Liquidity Event:

(A) 0% of the Performance Vesting Units hereunder if the Investor Return is equal to or below 2.50;

(B) 100% of the Performance Vesting Units hereunder if the Investor Return equals or exceeds 4.00; and

(C) if the Investor Return exceeds 2.50 but is below 4.00, the percentage of the Performance Vesting Units hereunder between 1% and 100%, determined by means of linear interpolation (e.g., if the Investor Return equals 3.25, 50% of the Performance Vesting Units hereunder shall vest), provided that if for any reason Holder ceases to be employed by Holdings or any of its Subsidiaries at any time after the date hereof, then as of the date Holder so ceases to be employed all further vesting of the Performance Vesting Units shall cease and, if that occurs prior to the Liquidity Event, none of Holder’s Performance Vesting Units issued hereunder shall vest.

3.	A new Section 2(g) is added to the Original Agreement as follows:

(g) Treatment of Incentive Units Upon a Liquidity Event. Upon a Liquidity Event:

(i) all Incentive Units will be converted to Common Units of Holdings or Aggregator, as applicable and will remain subject to the terms of the Agreement, the Holdings LLC Agreement and the Aggregator LLC Agreement, as each may be amended and/or restated from time to time;

(ii) to the extent any Incentive Units remain Unvested Incentive Units as of the closing of the Liquidity Event, the Unvested Incentive Units shall be converted to Common Units subject to vesting (“Restricted Units”);

(iii) Restricted Units that were Time Vesting Units will continue to vest on the schedule set forth in Section 2(a)(i) of this Agreement; and

(iv) Restricted Units that were Performance Vesting Units (“Ex-Performance Units”) shall vest on the following schedule, subject to the Holder’s continuous employment with the Company on the applicable vesting date: fifty percent (50%) of the Ex-Performance Units shall vest on the first anniversary of the closing of the Liquidity Event and fifty percent (50%) of the Ex-Performance Units shall vest in substantially equal quarterly installments over the following year; provided, that all unvested Ex-Performance Units shall vest if Summit Investors sells all of its equity interests in the Company or, if earlier, the Investor Return equals or exceeds 4.00 on a per share price basis in any follow-on offering.

4.

This Amendment shall be and is hereby incorporated in and forms a part of the Original Agreement. All other terms and provisions of the Original Agreement shall remain unchanged except as specifically modified herein.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

AGGREGATOR

SS MANAGEMENT AGGREGATOR, LLC

By:
Name: John Merris
Title: Chief Executive Officer

HOLDINGS

SOLO STOVE HOLDINGS, LLC

By:
Name: John Merris
Title: President and Chief Executive Officer

SOLO

SOLO DTC BRANDS, LLC F/K/A FRONTLINE ADVANCE LLC

By:
Name: John Merris
Title: President and Chief Executive Officer

HOLDER

Name:

[Signature Page to Amendment to Incentive Equity Agreement]